UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2005

Central Coast Bancorp
(Exact name of registrant as specified in its charter)

California	0-25418	77-0367061
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Main Street
Salinas, California    93901
(Address of principal executive offices including zip code)

(831) 422-6642
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

The Board of Directors of the Registrant at its regularly scheduled meeting on June 27, 2005, adopted resolutions, subject to confirmation of certain tax effects described below, approving proposed amendments to increase annual retirement benefits under the salary continuation agreements dated January 1, 1966, entered into between Bank of Salinas, the predecessor of Registrant’s subsidiary, Community Bank of Central California, and Registrant’s executive officers, Nick Ventimiglia and John McCarthy. The existing terms of the agreements include the amounts each employee will receive upon the occurrence of certain specified events, including formal retirement on or after a specified age. If amended, the agreements would increase the annual retirement benefits from ninety thousand dollars to one hundred twenty thousand dollars for Mr. Ventimiglia and from seventy thousand dollars to ninety thousand dollars for Mr. McCarthy. The annual retirement benefit amount is payable in equal monthly installments over a fifteen (15) year period. In the event of an employee’s death, all remaining amounts due are anticipated to be paid to the employee’s designated beneficiary over the remaining payout period. Other events which may alter when payment of the annual retirement benefit is to begin, or the amount which is to be paid, include: (a) disability prior to retirement in which case the employee shall be entitled to a lesser benefit payment amount based upon the length of employment; and (b) either termination of employment without cause or constructive termination following a “change of control,” in which case the employee is entitled to receive the full annual benefit payment in equal monthly installments for fifteen (15) years beginning in the month following the termination or “change of control.” Generally, in those situations where the employee is terminated for cause, or where the employee voluntarily terminates his employment prior to retirement or other event triggering a right to payments under the agreement, the employee is not entitled to the payment of any benefits. The amendment of the agreements is subject to compliance with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) to the extent applicable to the agreements and the proposed amendments. It is currently uncertain whether the amendments will trigger the excise tax and related tax consequences under Section 409A. The Registrant and its advisors are currently reviewing the initial transition guidance under Section 409A issued by the Treasury Department and the Internal Revenue Service. It is currently anticipated that further guidance will be issued during 2005; however, there can be no assurance that such additional guidance will not be delayed beyond 2005, or when issued, that the guidance will resolve the uncertainty regarding the application of Section 409A to the agreements and the proposed amendments in a manner that permits the proposed amendments to be implemented. If it is determined that such amendments can’t be made without triggering the excise tax and related tax consequences under Section 409A, the Board of Directors has determined that alternative arrangements will be considered including new agreements to effect substantially the same increase in the annual retirement benefit in such form and content as may be approved by the Board of Directors including compliance with applicable provisions, if any, of Section 409A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 27, 2005	CENTRAL COAST BANCORP
By: /s/ ROBERT STANBERRY Robert Stanberry Senior Vice President and Chief Financial Officer